UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2005

MarkWest Energy Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  303-290-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers

(c)          On November 9, 2005, The Board of the General Partner of MarkWest Energy Partners, L.P. announced the election of Nancy K. Masten as Senior Vice President and Chief Accounting Officer.  Ms. Masten joins MarkWest with a wealth of experience in accounting, taxation, securities law, and management.

Ms. Masten’s responsibilities as Chief Accounting Officer will include all accounting, taxation, and financial reporting functions.  Ms. Masten joins MarkWest from Abbott Laboratories, where she had been Chief Financial Officer of Experimental and Applied Sciences, Inc. (EAS), a wholly-owned subsidiary of the Ohio-based Ross Products Division.  Prior to joining Abbott Laboratories in 2004, Ms. Masten served as Vice President of Taxation at TransMontaigne, Inc.  Before her career in industry, she worked at Ernst & Young for twelve years, most recently as a Tax Partner.  She earned a B.S. in Accounting from the University of Kansas and is a licensed CPA in the State of Colorado.   In addition to her professional accomplishments, Ms. Masten has served her community as an active volunteer firefighter and Emergency Medical Technician for several years.

A copy of the press release issued on November 9, 2005 is included as exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release, dated November 9, 2005, The Board of the General Partner of MarkWest Energy Partners, L.P. Elects Nancy K. Masten to Chief Accounting Officer

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.
It’s General Partner

Date: November 9, 2005	By:	/s/ James G. Ivey
James G. Ivey,
Chief Financial Officer